Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 14, 2019, relating to the financial statements of Gates Industrial Corporation plc appearing in the Annual Report on Form 10-K of Gates Industrial Corporation plc for the year ended December 29, 2018, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado

August 6, 2019